GREIF BROS. CORPORATION
                              CLASS B PROXY
                  FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        CALLED FOR FEBRUARY 26, 2001

              This Proxy is Solicited on Behalf of Management

   The undersigned, being the record holder of Class B Common Stock and having received the Notice of Meeting and Proxy Statement dated January 26, 2001,hereby appoints Michael J. Gasser, Charles R. Chandler, Michael H.
Dempsey, Naomi C. Dempsey, Daniel J. Gunsett, John C. Kane, Robert C.
Macauley, David J. Olderman and William B. Sparks, Jr., and each or any of them as proxies, with full power of substitution, to represent the undersigned and to vote all shares of Class B Common Stock of Greif Bros. Corporation, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held at 425 Winter Road, Delaware, Ohio 43015, at 10:00o'clock A.M., E.S.T., on February 26, 2001, and at any adjournment thereof; as follows:

1. FOR [] OR AGAINST [] THE ELECTION OF ALL NOMINEES LISTED BELOW (except as marked to the contrary below):

     Michael J. Gasser     Charles R. Chandler     Michael H. Dempsey
     Naomi C. Dempsey      Daniel J. Gunsett       John C. Kane
     Robert C. Macauley    David J. Olderman       William B. Sparks, Jr.

     Instruction:  To withhold authority to vote for any individual nominee, strike a line through his or her name.

2. Proposal to approve the Greif Bros. Corporation 2001 Management Equity Incentive and
     Compensation Plan.

    	FOR []	   AGAINST []    ABSTAIN []

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

   The Shares represented by this Proxy will be voted upon the proposals listed above in accordance with the instructions given by the undersigned, but if no instructions are given, this Proxy will be voted to elect all of the nominees for directors as set forth in Item 1, above, to approve the Company's 2001 Management Equity Incentive and Stock Compensation Plan as set forth in Item 2, above, and in the discretion of the proxies on any other matter which properly comes before the Annual Meeting.

           Record Holder                    Number of Class B Shares Held





Dated             , 2001


Please date and sign proxy exactly as your name appears above, joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.